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                                                                    EXHIBIT 28.3


Report for the Fiscal Year Ended June 30, 1997 Aggregating Certain Monthly Information to Bondholders dated September 26, 1997 with respect to Registrant's Asset-Backed Bonds, Series 1997-1

I.A(i) The amount of such distribution allocable to principal

Pool Series          Amount Allocable to Principal
-----------          -----------------------------
1997-1               $27,570,932.21  Adjustable Rate

I.A(ii) The amount of such distribution allocable to interest:

Pool Series          Amount allocable to interest
-----------          ----------------------------
1997-1               $ 7,351,044.65  Adjustable Rate

I.A(iii) The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

                     Initial                                         Balance
Pool Series          Overcollateralization      Increases            6/30/97
-----------          ---------------------    -------------       -------------
1997-1               $ 5,637,333.81           $3,745,918.42       $9,383,252.23

I.A(iv)  Total amount of any insured payment included in the amount distributed

Pool Series          Amount
-----------          ------
1997-1                -0-

I.A(iv) The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at 6/30/97):

Pool Series          Amount
-----------          ------
1997-1                 -0-

I.A(v) The amount of unreimbursed monthly advances and/or servicing advances:

Pool Series          Amount
-----------          ------
1997-1               $ 661,521.36

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I.A(vi) The aggregate amount (a) otherwise allocable to the subordinated
Bondholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior bonds.

None.

I.A(vii) The aggregate outstanding principal balance of the Mortgage Loans in the related pool:

Pool Series                Principal Balance
-----------                -----------------
1997-1                     $396,812,320.02  Adjustable Rate

I.A(viii) The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

                              30 to 59         60 to 89      90 or more
Pool Series                   days             days          days
-----------                --------------   -------------    -------------
1997-1
Principal Balance          $10,282,376.72   $4,680,128.85    $3,841,603.96
Number of loans            134              45               36

I.A(ix) The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series                Loans in Foreclosure
-----------                --------------------
1997-1
Principal Balance          $11,679,788.45
Number of loans            113

I.A(x) The certificate principal balance of the Bonds:

Pool Series                Bond Principal Balance
-----------                ----------------------
1997-1                     $387,429,067.79  Adjustable Rate